Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated August 24, 2026 relating to the Class A Common Stock, $0.01 par value, of Optimum Communications, Inc. shall be filed on behalf of the undersigned.

KITE LAKE CAPITAL MANAGEMENT (UK) LLP

By: /s/ Art Markham
Name: Art Markham
Title: Partner

KITE LAKE CAPITAL MANAGEMENT LTD

By: /s/ Massoumeh Khadjenouri
Name: Massoumeh Khadjenouri
Title: Director

KITE LAKE CAPITAL LTD.

By: /s/ Massoumeh Khadjenouri
Name: Massoumeh Khadjenouri
Title: Director

MASSOUMEH KHADJENOURI

By: /s/ Massoumeh Khadjenouri

JAN LERNOUT

By: /s/ Jan Lernout

KL SPECIAL OPPORTUNITIES MASTER FUND LTD

By: Kite Lake Capital Management (UK) LLP, its investment manager

By: /s/ Art Markham
Name: Art Markham
Title: Partner